Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Premier Municipal Income Fund, Inc.
33-43778, 811-06456

A special meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2007;
and subsequently adjourned to October 22, 2007, at this meeting shareholders were asked to vote on a New Investment Management Agreement and to ratify the selection of Ernst and Young LLP as the funds independent registered public accounting firm.

To approve a new
investment management
 agreement

 Common and
 MuniPreferred shares
 voting together as a
 class

  MuniPreferred
 shares voting
together as a
class



   For

             9,914,117

                          -
   Against

                890,905

                          -
   Abstain

                385,987

                          -
   Broker Non-Votes

             3,277,510

                          -
      Total

           14,468,519

                          -
To ratify the selection of
Ernst & Young LLP as
the independent
registered public
accounting firm for the
current fiscal year

   For

           14,074,606

                          -
   Against

                178,064

                          -
   Abstain

                215,849

                          -
      Total

           14,468,519

                          -

Proxy materials are herein incorporated by reference to the SEC filing on August 22, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07- 012835.